Exhibit 14(A)

                          INDEPENDENT AUDITORS' CONSENT



The Boards of Directors
Pilgrim Mutual Funds and Pilgrim Worldwide Emerging Markets Fund, Inc.:

We consent to the use of our reports on Pilgrim Emerging Countries Fund and Pilgrim Worldwide Emerging Markets Fund, incorporated herein by reference, and to the reference to our firm under the heading "Financial Highlights" in the proxy statement/prospectus.


/s/ KPMG LLP

Los Angeles, California
December 1, 2000